Exhibit 99.2
NetREIT
INTRODUCTION TO PRO FORMA
FINANCIAL STATEMENTS (UNAUDITED)
As previously reported, on July 9, 2008, NetREIT (who we sometimes refer to as “we”, “our” or the “Company”), completed a real property acquisition of the Executive Office Park property (“EOP” or “Property”) located at 1271, 1277, 1283 and 1295 Kelly Johnson Boulevard in Colorado Springs, Colorado. EOP is comprised of an office condominium development consisting of four (4) separate buildings with a total of 65,084 square feet situated on four (4) legal parcels.
The purchase price was $10.1 million, including transactions costs. The property was acquired with $3.6 million cash and a new $6.5 million line of credit facility with a fixed rate of 6.25% maturing December 10, 2009. The loan is secured by EOP and the Company’s Regatta Square property in Denver, Colorado.
As of the date we acquired EOP, it was approximately six years old and 95 percent occupied under triple net leases.
The accompanying unaudited pro forma balance sheet as of June 30, 2008 has been prepared to give effect to the acquisition of EOP as if this real property had been acquired on June 30, 2008.
The accompanying unaudited pro forma statements of operations combine the historical statements of operations of NetREIT and the historical statements of operations of EOP for the six months ended June 30, 2008 and the year ended December 31, 2007, giving effect to the acquisition as if it had been completed on January 1, 2007.
You should read this information in conjunction with:
The accompanying notes to the unaudited pro forma financial statements;
The separate audited historical financial statements of NetREIT for the years ended December 31, 2008 and 2007 included in its Annual Report on Form 10-K/A filed by the Company on June 26, 2009.
The separate unaudited historical financial statements of NetREIT as of June 30, 2008 and for the three and six months ended June 30, 2008 and 2007 included in the Company’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2008 filed by the Company on May 13, 2009, as amended; and
The separate unaudited and audited historical statements of revenues over certain expenses of the acquired property for the six months ended June 30, 2008 and the year ended December 31, 2007 which are included elsewhere herein.
We are presenting the unaudited pro forma financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition on January 1, 2007. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the combined company.

NetREIT
Unaudited Pro Forma Balance Sheet
June 30, 2008

				Pro Forma Combined
	NetREIT	Executive Office Park		Total

ASSETS
Real estate assets, net	$40,786,890	$9,810,780	(1)	$50,597,670
Lease intangibles, net	611,530	315,101	(1)	926,631
Land purchase option	1,370,000			1,370,000
Investment in real estate ventures	1,063,646			1,063,646
Mortgages receivable and interest	1,995,594			1,995,594
Cash and cash equivalents	10,203,149	(3,612,166)	(1)	6,590,983
Restricted cash	572,523			572,523
Tenant receivables	54,671			54,671
Due from related party	77,267			77,267
Deferred rent receivable	143,634			143,634
Deferred stock issuance costs	118,233			118,233
Deposits on potential acquisitions	781,973			781,973
Other assets, net	398,622	83,785	(1)	482,407

TOTAL ASSETS	$58,177,732	$6,597,500		$64,775,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$17,853,578	$6,597,500	(1)	$24,451,078
Accounts payable and accrued liabilities	841,923			841,923
Dividends payable	359,872			359,872
Tenant security deposits	254,473			254,473

Total liabilities	19,309,846	6,597,500		25,907,346

Stockholders’ equity:
Undesignated preferred stock, no par value, shares authorized: 8,995,000, no shares issued and outstanding at June 30, 2008 and December 31, 2007	—			—
Series A preferred stock, no par value, shares authorized: 5,000, no shares issued and outstanding at June 30, 2008 and December 31, 2007	—			—
Convertible Series AA preferred stock, no par value, $25 liquidating preference, shares authorized: 1,000,000; 50,200 shares issued and outstanding at June 30, 2008 and December 31, 2007, liquidating value of $1,255,000	1,028,916			1,028,916
Common stock Series A, no par value, shares authorized: 100,000,000; 5,147,278 and 3,835,958 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	42,376,581			42,376,581
Common stock Series B, no par value, shares authorized: 1,000, no shares issued and outstanding at June 30, 2008 and December 31, 2007	—			—
Additional paid-in capital	433,204			433,204
Dividends paid in excess of accumulated earnings	(4,970,815)			(4,970,815)

Total stockholders’ equity	38,867,886	—		38,867,886

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,177,732	$6,597,500		$64,775,232

See notes to unaudited pro forma financial statements.

NetREIT
Unaudited Pro Forma Statement of Operations
For the Year ended December 31, 2007

		Executive Office			Pro Forma
	Netreit	Park	Adjustments		Combined Total

Rental income	$2,836,506	$1,190,166	$—		$4,026,672

Costs and expenses:
Interest	842,090		412,344	(2)	1,282,362
			27,928	(4)
Rental operating costs	1,471,667	385,937			1,857,604
General and administrative	794,659	48,967			843,626
Depreciation and amortization	942,072		653,604	(3)	1,595,676

Total costs and expenses	4,050,488	434,904	1,093,876		5,579,268

Other income:
Interest income	434,310				434,310
Other income	4,307				4,307

Total other income	438,617	—	—		438,617

Loss from continuing operations	(775,365)	755,262	(1,093,876)		(1,113,979)

Discontinued operations:
Income from discontinued operations	198,224				198,224
Gain from sale of real estate	2,886,131				2,886,131

Total discontinued operations	3,084,355	—	—		3,084,355

Net income (loss)	2,308,990	755,262	(1,093,876)		1,970,376

Preferred stock dividends	(87,850)				(87,850)

Net income (loss) available to common stockholders	$2,221,140	$755,262	$(1,093,876)		$1,882,526

Income (loss) per common share — basic and diluted:
Loss from continuing operations	$(0.36)				$(0.49)
Income from discontinued operations	1.27				1.27

Income (loss) per common share — basic	$0.91				$0.78

Weighted average number of common shares outstanding — basic and diluted	2,426,887				2,426,887

See notes to unaudited pro forma financial statements.

NetREIT
Unaudited Pro Forma Statement of Operations
For the Six Months Ended June 30, 2008

		Executive			Pro Forma
	NetREIT	Office Park	Adjustments		Combined Total

Rental income	$2,439,711	$539,585	—		$2,979,296

Costs and expenses:
Interest	569,852		206,172	(2)	789,988
			13,964	(4)
Rental operating costs	1,217,550	176,191			1,393,741
General and administrative	581,869	13,273	26,979	(5)	622,121
Depreciation and amortization	961,550		326,802	(3)	1,288,352

Total costs and expenses	3,330,821	189,464	573,917		4,094,202

Other income:
Interest income	172,492				172,492
Gain on sale of real estate	605,539				605,539
Other income	6,479				6,479

Total other income	784,510	—	—		784,510

Net income (loss)	(106,600)	350,121	(573,917)		(330,396)

Preferred stock dividends	(43,925)				(43,925)

Net income (loss) available to common stockholders	$(150,525)	$350,121	$(573,917)		$(374,321)

Income (loss) per common share — basic and diluted:	$(0.03)				$(0.09)

Weighted average number of common shares outstanding — basic	4,382,998				4,382,998

See notes to unaudited pro forma financial statements.

NetREIT
NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
NOTE 1 — BASIS OF PRESENTATION
As explained in the Introduction to Unaudited Pro Forma Financial Statements, on July 9, 2008, the Company completed its previously announced acquisition of EOP.
The purchase price of $10.1 million was allocated as follows:

Land	$1,265,735
Building and other	7,747,826
Tenant improvements	797,219
In-place leases	195,518
Leasing costs	119,583

$10,125,881

The pro forma adjustments to record the purchase of EOP reflected in the accompanying unaudited pro forma balance sheet are explained below.
NOTE 2 — ADJUSTMENTS TO PRO FORMA BALANCE SHEET AS OF JUNE 30, 2008 AND THE PRO FORMA STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND YEAR ENDED DECEMBER 31, 2007
ADJUSTMENT 1.
Purchase of EOP through the payment of $3.6 million in cash and a $6.5 million draw on a new line of credit with a fixed interest rate of 6.25% and loan fees of $83,785 associated with the loan, paid with a draw on the line of credit.
ADJUSTMENT 2.
Interest costs assumed to have been incurred on the $6.5 million of debt taken out in connection with the purchase from the first day of the period presented. The interest rate used was 6.25% based on the rate in effect as of the close of the transaction, or July 9, 2008.

ADJUSTMENT 3.
Depreciation and amortization as if the acquisition had been completed from the first day of the period presented. Depreciation is recorded on a straight-line basis over 2.65 years for tenant improvements and 55 years for building and other. The lease intangible assets, in-place leases and leasing costs are being amortized on a straight-line basis over the remaining lives of the leases which range from approximately 1 to 4.5 years.
ADJUSTMENT 4
Amortization of deferred loan fees as if the acquisition had been completed from the first day of the period presented over the three year life of the loan.
ADJUSTMENT 5
Accrue management fees at 5 percent of rental income as if the acquisition had been completed from the first day of the period presented.